                                                                    EXHIBIT 99.2

                       NOTICE OF GUARANTEED DELIVERY FOR

                            PREMIER GRAPHICS, INC.

     This form or one substantially equivalent hereto must be used to accept the Exchange Offer of Premier Graphics, Inc. (the "Company") made pursuant to the Prospectus, dated ______________, 1999 (the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal") if certificates for Initial Notes are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Company prior to 5:00 P.M., New York City time, on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to United States Trust Company of New York (the "Exchange Agent") as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Initial Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) must also be received by the Exchange Agent prior to 5:00 P.M., New York City time, on the Expiration Date. Capitalized terms not defined herein are defined in the Prospectus.

           Delivery to:  United States Trust Company of New York, Exchange Agent

--------------------------------------------------------------------------------
               By Mail:                                 By Hand:
United States Trust Company of New York  United States Trust Company of New York
          114 W. 47th Street                       114 W. 47th Street
     New York, New York 10036-1532            New York, New York 10036-1532
       Attention: Jason Gregory                 Attention: Jason Gregory
--------------------------------------------------------------------------------
                           Telephone: (212) 852-1662
                           Facsimile: (212) 852-1620

     Delivery of this instrument to an address other than as set forth above, or transmission of instructions via facsimile other than as set forth above, will not constitute a valid delivery.

Ladies and Gentlemen:

     Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Initial Notes set forth below, pursuant to the guaranteed delivery procedure described in "The Exchange Offer -- Guaranteed Delivery Procedures" section of the Prospectus.

Principal Amount of Initial Notes Tendered:   Name(s) of Record Holders(s):

$__________________________________________   __________________________________

Certificate Nos. (if available):              Addresses:

                                              __________________________________

If Initial Notes will be delivered by         Area Code and Telephone Number(s):
transfer to The Depositary Trust
Company, provide account number.              __________________________________


Account Number:____________________________  Signature(s):

                                              __________________________________

                 THE ACCOMPANYING GUARANTEE MUST BE COMPLETED.


                                   GUARANTEE

                   (Not to be used for signature guarantee)

The undersigned, a firm that is a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office correspondent in the United States or any "eligible guarantor" institution within the meaning of Rule 17Ad-15 of the Exchange Act of 1934, as amended, hereby (a) guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, the certificates representing all tendered Initial Notes, in proper form for transfer, or a Book-Entry Confirmation, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.


Name of Firm:______________________________   __________________________________
                                                     (Authorized Signature)

Address:___________________________________  Title:_____

                                                        Name:___________________

Area Code and                                           Date:___________________
Telephone Number:__________________________